UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 6, 2013 (June 5, 2013)

PVR PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Radnor Corporate Center, Suite 301 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Limited Partners of PVR Partners, L.P. (the “Partnership”) was held in Radnor, Pennsylvania on June 5, 2013 at which the following matters were voted upon by the Partnership’s unitholders: (i) the election of two directors to serve on the board of directors of PVR GP, LLC, the Partnership’s general partner, until the Partnership’s 2016 annual meeting, (ii) an advisory vote to approve executive compensation and (iii) the ratification of the appointment of KPMG LLP as the Partnership’s independent registered accounting firm for the 2013 fiscal year.

I.	All nominees for directors were elected, with voting detailed as follows:

NUMBER OF VOTES

	FOR	WITHHELD	BROKER NON-VOTES
Mr. Robert J. Hall	76,763,687	568,031	37,181,062
Mrs. Marsha R. Perelman	76,924,296	407,422	37,181,062

II.	A majority of unitholders who cast votes at the annual meeting voted in favor of the advisory vote to approve executive compensation as detailed below:

NUMBER OF VOTES

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
75,562,598	1,390,428	378,692	37,181,062

III.	A majority of unitholders who cast votes at the annual meeting voted in favor of ratification of the appointment of KPMG LLP as the Partnership’s independent registered public accounting firm for the 2013 fiscal year as detailed below:

NUMBER OF VOTES

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
113,857,059	406,586	249,135	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVR PARTNERS, L.P.

By:	PVR GP, LLC,
its General Partner

	By:	/s/ Bruce D. Davis, Jr.
BRUCE D. DAVIS, JR.
Executive Vice President, General Counsel and Secretary

Dated: June 6, 2013